FARMOUT and OVERRIDING ROYALTYAGREEMENT

dated June 26, 2009

Zentrum Energie Trust AG,

and

TAMM Oil and Gas Corp.

FARMOUT and OVERRIDING ROYALTY AGREEMENT

made this 26th  day of June,  2009

BETWEEN:

Zentrum Energie Trust AG – with corporate offices in Zug Switzerland (hereinafter called “Zentrum”)

and

TAMM Oil and Gas Corp, a body corporate having an office in the City of Calgary, in the Province of Alberta
(hereinafter called “TAMM”)

WHEREAS the parties have entered into this Farmout and Overriding Royalty Agreement in order to formalize the terms upon which ZENTRUM is prepared to farm out its undivided interest in the Farmout Lands to TAMM, subject to the reservation of an overriding royalty to ZENTRUM;

NOW THEREFORE, in consideration of the premises, covenants and agreements of the parties, the parties hereby covenant and agree as follows:

1.             DEFINITIONS

Each capitalized term used in this Head Agreement will have the meaning given to it in the Farmout and Royalty Procedure, and, in addition:

a)	“Contract Depth” means a depth of at least 150 meters, which is the minimum depth sufficient to validate the Farmout Lands into their intermediate term.

b)	“Farmee” means TAMM.

b)	“Farmor” means ZENTRUM.

d)	“Farmout & Royalty Procedure” means the 1997 CAPL Farmout & Royalty Procedure which is by this reference adopted and entirely incorporated into and completed or amended by this Agreement.

e)	“Test Well” means all wells drilled pursuant to this Agreement for the purposes of validating the Title Documents into their intermediate term.

f)	“Production Month” is any calendar month in which there is or has been production of any amount from a Test Well. A Production Month will not be calculated based on hours of production.

2.             SCHEDULES

The following Schedules are attached hereto and made part of this Agreement:

a)	Schedule “A” which describes the Farmout Lands, Title Documents, Farmor’s Working Interest and the Encumbrances; and

b)	Schedule “B” which are the elections and amendments to the Farmout & Royalty Procedure; and

c)	Schedule “C” which specifies the type of drilling information required to be supplied by the Farmee to the Farmor pursuant to the Farmout & Royalty Procedure.

3.
First Right of Refusal – Zentrum shall have first right of refusal for any equity based financing that TAMM may undertake for the next 36 months.  Upon 60 days notice to finance, Zentrum shall give formal notice that Zentrum shall exercise its ROFR

4.	TEST WELL

A.	Subject to Article 3.00 of the Farmout & Royalty Procedure, the Farmee will earn the following interest in the Farmout Lands:

100% of the Farmor’s Working Interest in the sections of the Farmout Lands that are validated into the intermediate term of the applicable Title Documents, subject to the Overriding Royalty in Article 5.00 of the Farmout & Royalty Procedure.

5.             RESTRICTION ON ADDITIONAL DRILLING DURING EARNING PHASE

No Party may propose any operation on the Farmout Lands until such time as the Farmee has earned the interest it is entitled to earn in the Farmout Lands or its right to earn any further interest has terminated.

6.	LIMITATIONS ACT

The 2 year period for seeking a remedial order under section 3(1)(a) of the Limitations Act, S.A. 2000 c. L-12, as amended (the “Act”), for any claim (as defined in the Act) arising in connection with this Agreement is extended to:

a)	for claims disclosed by an audit, 2 years after the time this Agreement permitted that audit to be performed; or

b)	for all other claims, 4 years.

7.	ADDRESS FOR NOTICES

The address for service of notices hereunder of each of the parties shall be as follows:

ZENTRUM Energie Trust AG	TAMM Oil and Gas Corp.
Zug Switzerland	405, 505 – 8TH Avenue SW
Calgary, AB T2P 1G2

Attention: Land Department	Attention: Land Department

8.             MISCELLANEOUS

(a)	The parties hereto represent and warrant that they have the requisite capacity, power and authority to execute this Agreement and to perform the obligations to which they thereby become subject.

(b)
The terms of this Agreement express and constitute the entire agreement between the parties and no implied covenants or liability of any kind on the part of the parties is created or shall arise by reason of anything contained in this Agreement.

9.             COUNTERPART EXECUTION

This Agreement may be executed in counterpart. All of those executed counterpart pages when taken together will constitute the entire Agreement.

IN WITNESS WHEREOF the parties hereto have duly executed this agreement as of the day and year first above written.

ZENTRUM ENERGIE TRUST AG	TAMM OIL AND GAS CORP.

Per: _______________________________	Per: ______________________________